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                                                                  Exhibit 10

                            UNITED HEALTHCARE CORPORATION
                         1987 SUPPLEMENTAL STOCK OPTION PLAN,
                                      AS AMENDED




1.  PURPOSE OF PLAN.

    This Plan shall be known as the "United HealthCare Corporation 1987 Supplemental Stock Option Plan" and is hereinafter referred to as the "Plan." The purpose of the Plan is to attract and retain the services of experienced and knowledgeable non-employee directors of United HealthCare Corporation (the "Company") and to provide additional incentive for such directors to increase their interest in the Company's long term success and progress. Options granted under this Plan shall be nonqualified stock options which do not qualify as Incentive Stock Options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended, (the "Code").

2.  STOCK SUBJECT TO PLAN.

    Subject to the provisions of Section 10 hereof, the stock to be subject to options under the Plan (the "Shares") shall be the Company's authorized Common Stock, par value $0.01 per share (the "Common Stock"). Such shares will be authorized but unissued shares. Subject to the adjustment as provided in Section 10 hereof, the maximum number of shares on which options may be exercised under this Plan shall be 400,000 shares. If an option under the Plan expires, or for any reason is terminated or unexercised with respect to any shares, such shares shall again be available for options thereafter granted during the term of the Plan.

3.  ADMINISTRATION OF PLAN.

     The Plan shall be administered by a committee (the "Committee") of two or more persons appointed by the Board of Directors of the Company. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic as described in Section 4. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Committee and such determination shall be final and binding upon all persons having an interest in the Plan.

4.  ELIGIBILITY.

    Upon approval of the Plan by the Board of Directors, but subject to approval of the Plan by the stockholders of the Company pursuant to Section 13 hereof, each director of the Company who is not otherwise an employee of the Company or any subsidiary of the Company (an "Eligible Director") shall receive an option to acquire 8,000 Shares under the Plan for each year of service as a director of the Company begun prior to such approval by the Board of Directors. Thereafter, each Eligible Director who is in office on his or her anniversary date of becoming a director of the Company (commencing after August 31, 1987) shall automatically be granted on that date an option to acquire 8,000 Shares under the Plan until such Eligible Director has been granted a total of 80,000 shares hereunder.

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5.  PRICE.

    The option price for all options granted under the Plan shall be the fair market value of the Shares covered by the option at the time the option is granted. For the purpose of the preceding sentence, the "fair market value" of the Company's Common Stock shall be the closing sale price of the Common Stock on the date of grant of an option, as reported on the National Association of Securities Dealers Automated Quotation System, if applicable, or if the Common Stock is then traded on a national securities exchange, as reported on such exchange. If on the date of grant of any option granted under the Plan, the Common Stock of the Company is not publicly traded, the Board of Directors shall make a good faith attempt to satisfy the option price requirement of this
Section 5 and in connection therewith shall take such action as it deems necessary or advisable.

6.  TERM.

    Each option and all rights and obligations thereunder shall, subject to the provisions of Section 8 herein, expire not more than ten (10) years from the date of granting of the option.

7.  EXERCISE OF OPTION.

    (a) Options granted under the Plan shall not be exercisable for a period of six months after the date of grant, or until shareholder approval of the Plan has been obtained, whichever occurs later, but thereafter will be exercisable in full at any time or from time to time during the term of the option, subject to the provisions of Section 8 hereof.

    (b) The exercise of any option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws. An optionee desiring to exercise an option may be required by the Company, as a condition of the effectiveness of any exercise of an option granted hereunder, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held for his or her own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will not be transferred or disposed of except in compliance with applicable federal and state securities laws.

    (c) An optionee electing to exercise an option shall give written notice to the Company of such election and of the number of shares subject to such exercise. The full purchase price of such shares shall be tendered with such notice of exercise. Payment shall be made to the Company either in cash (including check, bank draft or money order), or (i) by delivering the Company's Common Stock already owned by the Optionee having a fair market value equal to the full purchase price of the Shares, or (ii) by any combination of cash and the method specified in (i) of this sentence. For purposes of the preceding sentence, the "fair market value" of the Shares shall be the average closing sale price of the Common Stock, for the thirty calendar days immediately preceding the date as of which the fair market value is being determined, as reported on the National Association of Securities Dealers Automated Quotation System, if applicable, or if the Common Stock is then traded on a national securities exchange, as reported on such exchange. Until such person has been issued a certificate or certificates for the shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such shares.

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8.  EFFECT OF TERMINATION OF DIRECTORSHIP OR DEATH OR DISABILITY.

    (a) In the event that an optionee shall cease to be a director of the Company for any reason other than his or her gross and willful misconduct or his or her death or disability, such optionee shall have the right to exercise the option at any time after such termination of the directorship to the extent of the full number of shares he or she was entitled to purchase under the option on the date of termination, subject to the condition that no option shall be exercisable after the expiration of the term of the option.


    (b) In the event that an optionee shall cease to be a director of the Company by reason of his or her gross and willful misconduct during the course of his or her service as a director of the Company, including but not limited to wrongful appropriation of funds of the Company, or the commission of a gross misdemeanor or felony, the option shall be terminated as of the date of the misconduct.

    (c) If the optionee shall die while serving as a director of the Company or within three months after termination of his or her directorship for any reason other than gross and willful misconduct, or become disabled (within the meaning of Code Section 105(d)(4)) while serving as a director of the Company and such optionee shall not have fully exercised the option, such option may be exercised at any time within twelve months after his or her death or disability by the personal representatives, administrators, or if applicable, guardian, of the optionee or by any person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of shares he or she was entitled to purchase under the option on the date of death, disability, or termination of directorship, if earlier, and subject to the condition that no option shall be exercisable after the expiration of the term of the option.

9.  NON-TRANSFERABILITY.

    No option granted under the Plan shall be transferable by optionee, otherwise than by will or the laws of descent or distribution as provided in
Section 8(c) herein. Except as provided in Section 8 herein with respect to disability of the optionee, during the lifetime of an optionee the option shall be exercisable only by such optionee. The Board of Directors of the Company shall have the authority to waive the provisions of this Section with respect to any grant of options under the Plan subject to such terms, conditions or limitations as they may, in their discretion, impose.

10. DILUTION OR OTHER ADJUSTMENTS.

    If there shall be any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the Plan and outstanding options shall be made by the Board of Directors. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan, the number of shares and the price per share subject to outstanding options in order to prevent dilution or enlargement of option rights.

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11. AMENDMENT OR DISCONTINUANCE OF PLAN.

    The Board of Directors may amend or discontinue the Plan at any time. However, subject to the provisions of Section 10 no amendment of the Plan shall, without stockholder approval: (1) increase the maximum number of Shares with respect to which options may be granted under the Plan as provided in Section 2 hereof, (ii) modify the eligibility requirements for participation in the Plan as provided in Section 4 hereof, or (iii) change the date of grant or exercise price of, or the number of Shares subject to, options granted or to be granted to Eligible Directors, as provided in Sections 4 and 5 hereof. The Board of Directors shall not alter or impair any option theretofore granted under the Plan without the consent of the holder of the option.

12. TIME OF GRANTING.

    Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or by the stockholders of the Company, and no action taken by the Board of Directors (other than the execution and delivery of an option), shall constitute the granting of an option hereunder.

13. EFFECTIVE DATE AND TERMINATION OF PLAN.

    (a) The Plan was approved by the Board of Directors on August 31, 1987, and shall be approved by the stockholders of the Company within twelve (12) months thereafter.

    (b) Unless the Plan shall have been discontinued as provided in Section 11 hereof, the Plan shall terminate on August 31, 1997. No option may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted.













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grpg\chuey\corp\sop87